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                                                                   Exhibit 4.2






                           SERIES 2002-CC SUPPLEMENT




                                     Among



             DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC, as Seller



            DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC, as Servicer




                                      and



                       THE BANK OF NEW YORK, as Trustee





                        Dated as of _____________, 2002










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

                                                  TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----

                                                      ARTICLE I

                                     Creation of the Series 2002-CC Certificates

SECTION 1.01.       Designation.................................................................................. 1

                                                     ARTICLE II

                                                     Definitions

SECTION 2.01.       Definitions.................................................................................. 1

                                                     ARTICLE III

                                                    Servicing Fee

SECTION 3.01.       Servicing Compensation....................................................................... 7

                                                     ARTICLE IV

                                   Rights of Series 2002-CC Certificateholders and
                                      Allocation and Application of Collections

SECTION 4.01.       Allocations; Payments to Seller; Excess Principal Collections and Unallocated
                    Principal Collections........................................................................ 8
SECTION 4.02.       Establishment of Excess Funding Account...................................................... 9
SECTION 4.03.       Application of Available Interest Amounts and Available Principal Amounts....................10
SECTION 4.04.       Excess Principal Collections.................................................................10
SECTION 4.05.       Excess Funding Account.......................................................................11

                                                      ARTICLE V
                                    Reports to Series 2002-CC Certificateholders

SECTION 5.01.       Distributions................................................................................12
SECTION 5.02.       Reports and Statements to Series 2002-CC Certificateholders..................................12

                                                     ARTICLE VI

                                                 Amortization Events

SECTION 6.01.       Additional Amortization Events...............................................................13


                                                     ARTICLE VII

                                                 Optional Repurchase

SECTION 7.01.       Optional Repurchase..........................................................................14

                                                    ARTICLE VIII

                                                 Final Distributions

SECTION 8.01.       Sale of Certificateholders' Interest Pursuant to Section 2.03 of the Agreement;
                    Distributions Pursuant to Section 7.01 of this Series Supplement or Section 2.03 or
                    12.02(c) of the Agreement....................................................................15
SECTION 8.02.       Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables
                    Pursuant to Section 9.02 of the Agreement....................................................16

                                                     ARTICLE IX

                                              Miscellaneous Provisions

SECTION 9.01.       Certain Permitted Actions, Amendments to the Agreement; Additional Covenants.................16
SECTION 9.02.       Ratification of Agreement....................................................................19
SECTION 9.03.       Counterparts.................................................................................19
SECTION 9.04.       Dealer Concentrations........................................................................19
SECTION 9.05.       The Certificates.............................................................................19
SECTION 9.06.       GOVERNING LAW................................................................................19


EXHIBIT A           Form of Series 2002-CC Certificate..........................................................A-1

     SERIES 2002-CC SUPPLEMENT dated as of [ ], 2002 (this "Series Supplement"), among DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC, a Delaware limited liability company, as Seller, DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC, a Michigan limited liability company, as Servicer, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee.


     Pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of December 5, 2001 (as amended and supplemented, the "Agreement"), among DaimlerChrysler Wholesale Receivables LLC, as Seller, DaimlerChrysler Services North America LLC, as Servicer, and The Bank of New York, as Trustee, the Seller has created the CARCO Auto Loan Master Trust (the "Trust"). Section
6.03 of the Agreement provides that the Seller may from time to time direct the Trustee to issue, on behalf of the Trust, one or more new Series of Investor Certificates representing fractional undivided interests in the Trust. The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

     Pursuant to this Series Supplement, the Seller and the Trustee shall create a new Series of Investor Certificates and specify the Principal Terms thereof.

                                  ARTICLE I

                  Creation of the Series 2002-CC Certificates

     SECTION 1.01 Designation.

     (a) There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the "Auto Loan Asset Backed Certificates, Series 2002-CC". This Series Supplement is the Series 2002-CC Supplement referred to in (i) the DCMOT Trust Agreement and (ii) the Indenture.

     (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern.

                                  ARTICLE II

                                  Definitions

     SECTION 2.01. Definitions.

     (a) Whenever used in this Series Supplement the following words and phrases shall have the following meanings.

          "Adjusted Invested Amount" shall mean, with respect to Series 2002-CC for any Collection Period and for purposes of the definition "Series Adjusted Invested Amount" in the Agreement, the Invested Amount for such Collection Period.

          "Allocable Defaulted Amount" shall mean, with respect to any Collection Period, the product of (a) the Series 2002-CC Allocation Percentage with respect to such Collection Period and (b) the Defaulted Amount with respect to such Collection Period.

          "Allocable Miscellaneous Payments" shall mean, with respect to any Distribution Date, the product of (a) the Series 2002-CC Allocation Percentage for the related Collection Period and (b) Miscellaneous Payments for such Collection Period.

          "Allocable Non-Principal Collections" shall mean, with respect to any Deposit Date, the product of (a) the Series 2002-CC Allocation Percentage for the related Collection Period and (b) the aggregate amount of Collections of Non-Principal Receivables relating to such Deposit Date.

          "Allocable Principal Collections" shall mean, with respect to any Deposit Date, the product of (a) the Series 2002-CC Allocation Percentage for the related Collection Period and (b) the aggregate amount of Collections in respect of Principal Receivables relating to such Deposit Date.

          "Automatic Additional Accounts" shall have the meaning specified in
     Section 9.01(d).

          "Available Interest Amounts" shall mean, with respect to any Distribution Date or the related Collection Period, the sum of (i) an amount equal to the product of (a) the Floating Allocation Percentage for such Collection Period and (b) the Allocable Non-Principal Collections deposited in the Collection Account for such Collection Period and (ii) the Investment Proceeds for such Collection Period.

          "Available Principal Amounts" shall mean, with respect to any Distribution Date or the related Collection Period, the sum of (a) the product of the Principal Allocation Percentage for such Collection Period and the Allocable Principal Collections deposited in the Collection Account for such Collection Period and (b) the Series 2002-CC Excess Principal Collections on deposit in the Collection Account in respect of such Distribution Date.

          "Certificateholders Monthly Servicing Fee" shall have the meaning specified in Section 3.01.

          "Closing Date" shall mean [         ], 2002.

          "DCMOT" shall mean DaimlerChrysler Master Owner Trust, a Delaware business governed by the DCMOT Trust Agreement.

          "DCMOT Trust Agreement" shall mean the Trust Agreement dated as of [ ], 2002 between the Seller, as depositor, and [ ], as owner trustee, as amended and supplemented from time to time.

          "DCS" shall mean DaimlerChrysler Services North America LLC, a Michigan limited liability company, and its successors in interest and permitted assigns.

          "Early Amortization Event" shall mean any Early Amortization Event specified in Section 9.01 of the Agreement, together with any additional Early Amortization Event specified in Section 6.01 of this Series Supplement; provided that (a) if such Early Amortization Event is one described in Section 9.01(a) of the Agreement, such Early Amortization Event may be deemed not to exist pursuant to such Section 9.01(a) and (b) if such Early Amortization Event is one described in Sections 9.01(a),
     (e) or (f) of the Agreement or Section 6.01, other than Section 6.01(d) or (e), of this Series Supplement, such Early Amortization Event may be waived upon (i) the Trustee's receipt of written confirmation from Standard & Poor's that the waiver of such Early Amortization Event will not result in the downgrading or withdrawal of Standard & Poor's ratings of any of the Notes and (ii) Series 2002-CC Certificateholders holding Series 2002-CC Certificates evidencing more than 50% of the aggregate unpaid principal amount of all of the Series 2002-CC Certificates shall have consented to the waiver of such Early Amortization Event.

          "Early Amortization Period" shall not apply with respect to the Series 2002-CC Certificates.

          "Excess Funding Account" shall have the meaning specified in Section 4.02(a)(i).

          "Excess Available Principal Amounts" shall mean, with respect to any Distribution Date, the sum of all Shared Excess Available Principal Amounts for all series of Notes that are not required for payment or deposit into an account under the Indenture Supplement for any series on the related payment date.

          "Floating Allocation Percentage" shall mean, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount for such Collection Period and the denominator of which is the product of (a) the Pool Balance as of the last day of the immediately preceding Collection Period and (b) the Series 2002-CC Allocation Percentage for the Collection Period in respect of which the Floating Allocation Percentage is being calculated; provided, however, that, with respect to the [ ] Collection Period, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Invested Amount on the Closing Date and the denominator of which is the product of (x) the Pool Balance on the Series Cut-Off Date and (y) the Series 2002-CC Allocation Percentage with respect to the Series Cut-Off Date.

          "Indenture" shall mean the Indenture dated as of [ ], 2002 between
     DCMOT and [     ], as Indenture Trustee, as amended and supplemented from
     time to time.

          "Indenture Supplement" shall mean any supplement to the Indenture pursuant to which a series of Notes is issued, as amended and supplemented from time to time.

          "Indenture Trustee" shall mean the indenture trustee under the Indenture.

          "Initial Distribution Date" shall mean [      ], 2002.

          "Invested Amount" shall mean, with respect to any Collection Period, an amount equal to (a) the sum of the series nominal liquidation amounts for all series of Notes determined on the Determination Date occurring in such Collection Period (in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following the Determination Date during the Collection Period in which such date occurs) plus (b) the amount of any withdrawals from the Excess Funding Account in connection with the purchase of an additional interest in Principal Receivables since the Closing Date minus
     (c) the amount of any additions to the Excess Funding Account in connection with a reduction in the Principal Receivables.

          "Investment Proceeds" shall mean, with respect to any Determination Date, all interest and other investment earnings accumulated for the immediately preceding Collection Period (net of losses and investment expenses) on funds on deposit in the Excess Funding Account, together with an amount equal to the Series 2002-CC Allocation Percentage of the interest and other investment earnings (net of losses and investment expenses) on funds held in the Collection Account credited to the Collection Account pursuant to Section 4.02 of the Agreement.

          "Investor Default Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Allocable Defaulted Amount for the related Collection Period and (b) the Floating Allocation Percentage for the related Collection Period.

          "Monthly Payment Rate" shall mean, for any Collection Period, the percentage derived from dividing the Principal Collections for such Collection Period by the average daily Pool Balance for such Collection Period.

          "Monthly Servicing Fee" shall have the meaning specified in Section 3.01.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Notes" shall mean the notes issued from time to time in series under the Indenture and the Indenture Supplements.

          "Principal Allocation Percentage" shall mean, with respect to any Collection Period, the percentage equivalent (which shall never exceed 100%) of a fraction, (a) the numerator of which is the sum of the Series Nominal Liquidation Amounts for all series of Notes for such Collection Period (except that if a series of Notes is no longer in its Revolving Period (as defined in the applicable Indenture Supplement), its Series Nominal Liquidation Amount, for the purpose of this calculation, shall be its Series Nominal Liquidation Amount as of the last day of its most recently ended Revolving Period) and (b) the denominator of which is the product of (x) the Pool Balance as of the last day of the Revolving Period and (y) the Series 2002-CC Allocation Percentage for the Collection Period in respect of which the Principal Allocation Percentage is being calculated.

          "Reassignment Amount" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (a) the Invested Amount on such Distribution Date and (b) accrued and unpaid interest on the unpaid balance of the Series 2002-CC Certificates (calculated on the basis of the outstanding principal amount of the Series 2002-CC Certificates at the weighted average interest rate borne by the Notes as in effect during the applicable Interest Periods) through the day preceding such Distribution Date.

          "Required Participation Percentage" shall mean, with respect to Series 2002-CC, 103%; provided, however, that if either (a) the aggregate amount of Principal Receivables due from either AutoNation, Inc. [and its affiliates] or United Auto Group, Inc. [and its affiliates] at the close of business on the last day of any Collection Period with respect to which such determination is being made pursuant to Section 9.04 is greater than 4% of the Pool Balance on such last day or (b) the aggregate amount of Principal Receivables due from any other Dealer or group of affiliated Dealers at the close of business on the last day of any Collection Period with respect to which such determination is being made pursuant to Section 9.04 is greater than 1.5% of the Pool Balance on such last day, the Required Participation Percentage shall mean, as of such last day and with respect to such Collection Period and the immediately following Collection Period only, 104%; provided, further, that the Seller may, upon 10 days' prior notice to the Trustee and each Rating Agency, reduce the Required Participation Percentage to a percentage which shall not be less than 100%; provided that no Rating Agency shall have notified the Seller or the Servicer that any such reduction will result in a reduction or withdrawal of the rating of any outstanding Series or Class of Investor Certificates with respect to which it is a Rating Agency.

          "Revolving Period" shall not apply with respect to the Series 2002-CC Certificates.

          "Seller's Collections" shall mean, with respect to any Collection Period, the sum of (a) the Seller's Percentage of Allocable Non-Principal Collections for the related Collection Period, plus (b) the Seller's Percentage of Allocable Principal Collections for the related Collection Period.

          "Seller's Percentage" shall mean 100% minus (a) the Floating Allocation Percentage, when used with respect to Non-Principal Receivables and Defaulted Receivables or (b) the Principal Allocation Percentage, when used with respect to Principal Receivables.

          "Series 2002-CC" shall mean the Series of Investor Certificates, the terms of which are specified in this Series Supplement.

          "Series 2002-CC Allocation Percentage" shall mean, with respect to any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Invested Amount for such Collection Period and the denominator of which is the Trust Adjusted Invested Amount for such Collection Period.

          "Series 2002-CC Certificateholders" shall mean the Holders of Series 2002-CC Certificates. Initially, the Indenture Trustee, as the pledgee of DCMOT under the Indenture, shall be the only Holder of Series 2002-CC Certificates.

          "Series 2002-CC Certificateholders' Interest" shall mean the Certificateholders' Interest with respect to Series 2002-CC.

          "Series 2002-CC Certificates" shall mean any one of the certificates executed by the Seller and authenticated by the Trustee, substantially in the form of Exhibit A. Initially, there will be only one Series 2002-CC Certificate, which will be held by the Indenture Trustee as pledgee of DCMOT under the Indenture.

          "Series 2002-CC Excess Principal Collections" shall mean that portion of Excess Principal Collections allocated to Series 2002-CC pursuant to Section 4.04.

          "Series 2002-CC Expected Payment Date" shall be the latest expected payment date for any series of Notes, as determined from time to time.

          "Series 2002-CC Final Payment Date" shall mean the first Distribution Date on which, after giving effect to all payments to be made on that Distribution Date, the outstanding principal amount of the Series 2002-CC Certificates will be paid in full.

          "Series 2002-CC PFA Earnings Shortfall" means, with respect to each Transfer Date, the sum of the PFA Earnings Shortfalls for all series of Notes as calculated under the related Indenture Supplements.

          "Series 2002-CC Principal Shortfall" shall have the meaning specified in Section 4.04(b).

          "Series Cut-Off Date" shall mean [     ], 2002.

          "Series Nominal Liquidation Amount" shall have, with respect to any series of Notes, the meaning assigned in the related Indenture Supplement.

          "Servicing Fee Rate" shall mean, with respect to Series 2002-CC, 1/12 of 1% per month, or such lesser percentage as the Servicer shall determine in connection with a waiver by the Servicer of all or any portion of the Monthly Servicing Fee on any date.

          "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "Termination Proceeds" shall mean any Termination Proceeds arising out of a sale of Receivables (or interests therein) pursuant to Section 9.01.

          "Transfer Date" shall have the meaning assigned in the Indenture.

     (b) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the term "Rating Agency" shall mean, whenever used in this Series Supplement or the Agreement with respect to Series 2002-CC, Moody's and Standard & Poor's. As used in this Series Supplement and in the Agreement with respect to Series 2002-CC, "highest investment category" shall mean (i) in the case of Standard & Poor's, A-l+ or AAA, as applicable, and (ii) in the case of Moody's, P-1 or Aaa, as applicable. Any notice required to be given to a Rating Agency pursuant to the Agreement or this Series Supplement shall also be given to Fitch Ratings ("Fitch"), although Fitch shall not be deemed to be a Rating Agency for any purposes of the Agreement or this Series Supplement with respect to Series 2002-CC.

     (c) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement. The definitions in
Section 2.01 are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation".

                                 ARTICLE III

                                 Servicing Fee

     SECTION 3.01. Servicing Compensation. The monthly servicing fee (the "Monthly Servicing Fee") shall be payable to the Servicer, in arrears, on each Distribution Date in respect of any Collection Period (or portion thereof) occurring prior to the earlier of the first Distribution Date following the Termination Date and the first Distribution Date on which the Invested Amount is zero, in an amount equal to the product of (a) the Servicing Fee Rate, (b) the Pool Balance as of the last day of the Collection Period second preceding such Distribution Date and (c) the Series 2002-CC Allocation Percentage with respect to the immediately preceding Collection Period. The share of the Monthly Servicing Fee allocable to the Series 2002-CC Certificateholders with respect to any Distribution Date (the "Certificateholders Monthly Servicing Fee") shall be equal to the product of (i) the Monthly Servicing Fee and (ii) the Floating Allocation Percentage for the related Collection Period. A portion of the Certificateholders Monthly Servicing Fee shall be allocated to each series of Notes in accordance with the related Indenture Supplement, and such portion shall be paid in accordance with such Indenture Supplement and only to the extent of funds available for such payment pursuant to such Indenture Supplement. The remainder of the Monthly Servicing Fee shall be paid by the Seller and in no event shall the Trust, the Trustee or the Series 2002-CC Certificateholders be liable for the share of the Monthly Servicing Fee to be paid by the Seller; and the remainder of the Servicing Fee shall be paid by the Seller and the Investor Certificateholders of other Series and in no event shall the Series 2002-CC Certificateholders be liable for the share of the Servicing Fee to be paid by the Seller or the Investor Certificateholders of other Series.

     The Servicer will be permitted, in its sole discretion, to waive all or any portion of the Monthly Servicing Fee for any Distribution Date by notice to the Trustee on or before the related Determination Date; provided that the Servicer believes that sufficient Collections of Non-Principal Receivables will be available on any future Distribution Date to pay the Certificateholders Monthly Servicing Fee relating to the waived Monthly Servicing Fee. If the Servicer so waives all or any portion of the Monthly Servicing Fee for any Distribution Date, the Monthly Servicing Fee and the Certificateholders Monthly Servicing Fee for such Distribution Date shall be deemed to be reduced by the amount so waived for all purposes of this Series Supplement and the Agreement; provided, however, that such Certificateholders Monthly Servicing Fee shall be paid on a future Distribution Date solely to the extent amounts are available therefor pursuant to the applicable Indenture Supplement; provided, further, that, to the extent any such waived Certificateholders Monthly Servicing Fee is so paid, the related portion of the Monthly Servicing Fee to be paid by the Seller shall be paid by the Seller to the Servicer.

                                  ARTICLE IV

                Rights of Series 2002-CC Certificateholders and
                   Allocation and Application of Collections

     SECTION 4.01. Allocations; Payments to Seller; Excess Principal Collections and Unallocated Principal Collections.

     (a) Collections of Non-Principal Receivables and Principal Receivables, Miscellaneous Payments and Defaulted Amounts allocated to Series 2002-CC pursuant to Article IV of the Agreement shall be allocated and distributed as set forth in this Article.

     (b) Subject to Section 4.01(c) below, the Servicer shall instruct the Trustee to withdraw from the Collection Account and pay to the Seller the following amounts on each Deposit Date:

          (i) an amount equal to the Seller's Percentage for the related Collection Period of Allocable Non-Principal Collections deposited in the Collection Account for such Deposit Date; and

          (ii) an amount equal to the Seller's Percentage for the related Collection Period of Allocable Principal Collections deposited in the Collection Account for such Deposit Date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date).

     The withdrawals to be made from the Collection Account pursuant to this
Section 4.01(b) do not apply to deposits into the Collection Account that do not represent Collections, including Miscellaneous Payments, payment of the purchase price for the Certificateholders' Interest pursuant to Section 2.03 of the Agreement, payment of the purchase price for the Series 2002-CC Certificateholders' Interest pursuant to Section 7.01 of this Series Supplement and proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 9.02 or 12.02 of the Agreement.

     (c) Notwithstanding Section 4.01(b), on each Transfer Date the Servicer shall instruct the Trustee to retain the Series 2002-CC PFA Earnings Shortfall for such Transfer Date from the amounts that would otherwise be distributed to the Seller and to pay such Series 2002-CC PFA Earnings Shortfall to the Indenture Trustee for application under the Indenture Supplements.

     SECTION 4.02. Establishment of Excess Funding Account.

     (a) (i) The Servicer, for the benefit of the Series 2002-CC Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Excess Funding Account"), which shall be identified as the "Excess Funding Account for CARCO Auto Loan Master Trust, Series 2002-CC" and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2002-CC Certificateholders. No deposit will be made to the Excess Funding Account on the Closing Date.

          (ii) At the direction of the Servicer, funds on deposit in the Excess Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 2002-CC Certificateholders. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account shall be included in Investment Proceeds. Funds deposited in the Excess Funding Account on any Distribution Date shall be invested at the direction of the Servicer in Eligible Investments that will mature so that such funds will be available on or before the following Distribution Date.

     (b) (i) The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in, and all Eligible Investments and other financial assets credited to, the Excess Funding Account and in all proceeds thereof. The Excess Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 2002-CC Certificateholders. If, at any time, the Excess Funding Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Excess Funding Account meeting the conditions specified in paragraph (a)(i) above as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Excess Funding Account. Neither the Seller, the Servicer nor any person or entity claiming by, through or under the Seller, the Servicer or any such person or entity shall have any right, title or interest in, or any right to withdraw any amount from, the Excess Funding Account, except as expressly provided herein. Schedule 1, which is hereby incorporated into and made part of this

     Series Supplement, identifies the Excess Funding Account by setting forth the account number of such account, the account designation of each such account and the name of the institution with which such account has been established. If a substitute Excess Funding Account is established pursuant to this Section, the Servicer shall provide to the Trustee an amended Schedule 1, setting forth the relevant information for such substitute Excess Funding Account.

          (ii) Pursuant to the authority granted to the Servicer in Section 3.01(a) of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Excess Funding Account for the purposes of carrying out the Servicer's or Trustee's duties hereunder.

     SECTION 4.03. Application of Available Interest Amounts and Available Principal Amounts. The Servicer shall cause the Trustee to distribute, on each Distribution Date, commencing with the Initial Distribution Date, Available Interest Amounts and Available Principal Amounts to the Series 2002-CC Certificateholders. So long as the Indenture Trustee is a Series 2002-C Certificateholder, the Indenture Trustee shall apply such distributions made to it under the Indenture and Indenture Supplements.

     SECTION 4.04. Excess Principal Collections.

     (a) On each Distribution Date, the Indenture Trustee is required, to the extent provided in the Indenture Supplements, to pay to the Trustee the Excess Available Principal Amounts, if any, in respect of such Distribution Date. On each Distribution Date, commencing with the Initial Distribution Date, the Excess Available Principal Amounts, if any, for the related Collection Period received by the Trustee from the Indenture Trustee shall be:

          (i) first allocated to make a deposit to the Excess Funding Account if the sum of (A) the Invested Amount, (B) the aggregate amount on deposit in the principal funding accounts (other than any net investment earnings) for all series of Notes and (C) the amount on deposit in the Excess Funding Account (other than any Investment Proceeds) prior to the allocation on such Distribution Date is less than the outstanding principal amount of the Series 2002-CC Certificates; and

          (ii) second treated as Excess Principal Collections and applied in accordance with Section 4.04 of the Agreement.

     (b) The "Series 2002-CC Principal Shortfall", with respect to a Distribution Date, shall equal the amount, if any, by which (i) the sum of all payments of principal, deposits of principal and other applications of Available Principal Amounts (other than as Excess Available Principal Amounts) required to be made under the Indenture Supplements for all series of Notes exceeds (ii) the related Available Principal Amounts (excluding any portion thereof consisting of Excess Principal Collections). Series 2002-CC Excess Principal Collections, with respect to any Distribution Date, shall mean an amount equal to the Series 2002-CC Principal Shortfall for such Distribution Date; provided, however, that, if the aggregate amount of Excess Principal Collections for all Series for such Distribution Date is less than the aggregate amount of

Principal Shortfalls for all Series entitled to share Excess Principal Collections for such Distribution Date, then Series 2002-CC Excess Principal Collections for such Distribution Date shall equal the product of (x) Excess Principal Collections for all Series for such Distribution Date and (y) a fraction, the numerator of which is the Series 2002-CC Principal Shortfall for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all Series entitled to share Excess Principal Collections for such Distribution Date.

     SECTION 4.05. Excess Funding Account.

     (a) Any funds on deposit in the Excess Funding Account after the occurrence of an Early Amortization Event will be distributed to the Indenture Trustee on such date. No funds will be deposited in the Excess Funding Account after the occurrence of an Early Amortization Event unless such Early Amortization Event has been either deemed not to exist or waived as described in clause (a) or clause (b) of the definition thereof in this Series Supplement.

     (b) On each Determination Date, the Seller shall determine whether the sum of the Invested Amount (to the extent supported by Principal Receivables rather than funds in the Excess Funding Account) and the amount on deposit in the Excess Funding Account (other than any Investment Proceeds) is greater than the outstanding principal amount of the Series 2002-CC Certificates. If on any such Determination Date such sum is greater than the outstanding principal amount of the Series 2002-CC Certificates and thus there are sufficient Principal Receivables in the Trust to permit an increase in the Invested Amount supported by Principal Receivables without causing an Early Amortization Event to occur with respect to any outstanding Series, the Seller shall notify the Trustee of the amount of the increase in the Invested Amount supported by Principal Receivables. Subject to the provisions set forth below in this Section 4.05(b) and to Sections 4.05(c) and (d) below, upon receipt of such notice the Invested Amount supported by Principal Receivables shall be increased by the amount specified, and the Servicer shall instruct the Trustee to withdraw from the Excess Funding Account and pay to the Seller or allocate to one or more other Series, on the immediately succeeding Distribution Date, an amount equal to the amount of such increase in the Invested Amount supported by Principal Receivables. Such payment shall be in payment or partial payment pursuant to the Receivables Purchase Agreement for additional Principal Receivables transferred to the Trust or allocated to Series 2002-CC. To the extent that the Invested Amount is increased by any payment to the Seller or any allocation to one or more other Series, the Seller's Interest or such other Series invested amount, as applicable, shall be reduced by the amount of such payment. In addition, any increase in the Invested Amount supported by Principal Receivables is subject to the condition that after giving effect to such increase (i) the Pool Balance equals or exceeds (ii) the sum of (A) the Required Participation Amount and the sum of the required subordinated amounts for all other Series (or, if such other series shall have no required subordinated amount, the available subordinated amount with respect to such Series) and (B) the sum of any subordinated amounts supporting any Enhancement for all other Series. In connection with the foregoing, the Seller shall endeavor (taking into account any seasonality experienced in the Accounts in the Trust) to minimize the amounts on deposit, from time to time, in the Excess Funding Account.

     (c) In the event that other Series issued by the Trust provide for excess funding accounts or other arrangements similar to the Excess Funding Account involving fluctuating levels of investments in Principal Receivables, (i) the allocation of additional Principal Receivables to increase the Invested Amount, and the invested amounts of such other Series (and the related withdrawals from the Excess Funding Account and the other excess funding or similar accounts) will be based on the proportion that the amount on deposit in the Excess Funding Account bears to amounts on deposit in the excess funding accounts of all Series providing for excess funding accounts or such similar arrangements or to amounts otherwise similarly available and (ii) the deposit of amounts into the Excess Funding Account and the excess funding accounts of such other Series will be pro rata based on the proportion that the Invested Amount bears to the adjusted invested amounts of all Series providing for excess funding accounts or such similar arrangements.

     (d) In the event that any other Series is in an amortization, early amortization or accumulation period, the amounts of any withdrawals from the Excess Funding Account shall be applied first to satisfy in full any then applicable funding or payment requirements of such Series and second to make a payment to the Seller. In the event that more than one other Series is in an amortization, early amortization or accumulation period, the amounts of any withdrawals from the Excess Funding Account shall be allocated (and, if necessary, reallocated) among such Series as specified in the related Series Supplement to meet the funding or payment requirements of each such Series first to satisfy in full all then applicable funding or payment requirements of each such Series and second to make a payment to the Seller.

                                  ARTICLE V

                 Reports to Series 2002-CC Certificateholders

     SECTION 5.01. Distributions. Except as provided in Section 12.02 of the Agreement with respect to a final distribution, distributions to Series 2002-CC Certificateholders hereunder shall be made by check mailed to each Series 2002-CC Certificateholder at such Certificateholder's address appearing in the Certificate Register without presentation or surrender of any Series 2002-CC Certificate or the making of any notation thereon; provided, however, that, with respect to Series 2002-CC Certificates registered in the name of the Indenture Trustee, such distributions shall be made to the Indenture Trustee in immediately available funds.

     SECTION 5.02. Reports and Statements to Series 2002-CC
Certificateholders.

     (a) At least two Business Days prior to each Distribution Date, commencing with the Initial Distribution Date, the Servicer will provide to the Trustee, and on each such Distribution Date, the Servicer will make available via the Internet, a statement substantially in the form of Exhibit B prepared by the Servicer setting forth certain information relating to the Trust and the Series 2002-CC Certificates.

     (b) A copy of each statement provided pursuant to paragraph (a) will be made available for inspection at the Corporate Trust Office.

                                  ARTICLE VI

                              Amortization Events

     SECTION 6.01. Additional Amortization Events. The occurrence of any of the following events shall be deemed to be an Early Amortization Event solely with respect to Series 2002-CC:

     (a) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 20%;

     (b) any Service Default with respect to Series 2002-CC occurs;

     (c) on any Determination Date, as of the last day of the preceding Collection Period, the aggregate amount of Principal Receivables relating to Used Vehicles exceeds 20% of the Pool Balance on such last day;

     (d) the outstanding principal amount of the Series 2002-CC Certificates is not repaid by the Series 2002-CC Expected Payment Date;

     (e) the Trust shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or the Trust shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or the Trust shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or the Trust shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; and

     (f) any order for relief against the Trust shall have been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Trust under any other similar applicable Federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of the Trust or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days.

     The Trustee agrees that, upon gaining knowledge of the occurrence of any event described in Section 9.01 of the Agreement or in Section 6.01 of this Series Supplement, it shall (a) promptly provide notice to the Rating Agencies of the occurrence of such event and (b) notify the Series 2002-CC Certificateholders of the occurrence of such event within 45 days of the expiration of the applicable grace period, if any. In the case of any event described in Section 9.01(e) of the Agreement or in Section 6.01(c) of this Series Supplement, an Early Amortization Event with respect to Series 2002-CC will be deemed to have occurred only if, after the applicable grace period described in such Sections, if any, either the Trustee or Series 2002-CC Certificateholders evidencing more than 50% of the aggregate unpaid principal amount of the Series 2002-CC Certificates by written notice to the Seller and the Servicer (and the Trustee, if given by Series 2002-CC Certificateholders) declare that an Early Amortization Event has occurred as of the date of such notice. In the case of any other Early Amortization Event, such Early Amortization Event will be deemed to have occurred immediately upon the occurrence of such event, without any notice or other action on the part of the Trustee or the Series 2002-CC Certificateholders.

     In the case of any Early Amortization Event described in Section 9.01(a) or (e) of the Agreement or in this Section 6.01, other than Section 6.01(d),
(e) or (f), provided that (i) no other Early Amortization Event (other than an Early Amortization Event which has been either deemed not to exist or waived as described in clause (a) or clause (b) of the definition thereof in this Series Supplement) has occurred, the Trustee agrees that it shall request written confirmation from Standard & Poor's that any waiver of such Early Amortization Event will not result in the downgrading or withdrawal of Standard & Poor's rating of any of the Notes.

     The Trustee further agrees that, where applicable, it shall promptly notify the Series 2002-CC Certificateholders that it has received the written confirmation referred to in the preceding paragraph, and that the Series 2002-CC Certificateholders may elect to waive the Early Amortization Event.

                                 ARTICLE VII

                              Optional Repurchase

     SECTION 7.01. Optional Repurchase.

     (a) On any Distribution Date occurring after the date on which all of the Notes have been paid in full, the Servicer shall have the option to purchase the entire Series 2002-CC Certificateholders' Interest, at a purchase price equal to the Reassignment Amount for such Distribution Date.

     (b) The Servicer shall give the Seller and the Trustee at least 10 days' prior written notice of the Distribution Date on which the Servicer intends to exercise the purchase option described above. Not later than 12:00 noon, New York City time, on such Distribution Date the Servicer shall deposit the Reassignment Amount into the Collection Account in immediately available funds. Such purchase option is subject to payment in full of the Reassignment Amount. The Reassignment Amount shall be distributed as set forth in Section 8.01(d).

     (c) If at the time the Servicer exercises one of its purchase options hereunder the Servicer's long-term unsecured debt has a rating lower than Baa3 by Moody's, the Servicer shall deliver to the Trustee on such Distribution Date an Opinion of Counsel (which must be an independent outside counsel) to the effect that, in reliance on certain certificates to the effect that the Series 2002-CC Certificateholders' Interest purchased by the Servicer constitutes fair value for the consideration paid therefor and as to the solvency of the Servicer, the purchase of the

Series 2002-CC Certificateholders Interest would not be considered a fraudulent conveyance under applicable law.

                                 ARTICLE VIII

                              Final Distributions

     SECTION 8.01. Sale of Certificateholders' Interest Pursuant to Section
2.03 of the Agreement; Distributions Pursuant to Section 7.01 of this Series Supplement or Section 2.03 or 12.02(c) of the Agreement.

     (a) The amount to be paid by the Seller to the Collection Account with respect to Series 2002-CC in connection with a purchase of the Series 2002-CC Certificateholders' Interest pursuant to Section 2.03 of the Agreement shall equal the Reassignment Amount for the Distribution Date on which such repurchase occurs.

     (b) With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 2.03 of the Agreement, the Trustee shall, not later than 12:00 noon, New York City time, on the Distribution Date on which such amounts are deposited (or, if such date is not a Distribution Date, on the immediately following Distribution Date) distribute the following amounts to the Indenture Trustee for application under the Indenture Supplements: (x) the Invested Amount and (y) the amount of accrued and unpaid interest on the unpaid balance of the Notes of all series.

     (c) With respect to any Termination Proceeds deposited into the Collection Account pursuant to Section 12.02(c) of the Agreement, the Trustee shall, not later than 12:00 noon, New York City time, on the Distribution Date on which such amounts are deposited (or, if such date is not a Distribution Date, on the immediately following Distribution Date) pay such Termination Proceeds to the Indenture Trustee for application under the Indenture Supplements.

     (d) With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 7.01 of this Series Supplement, the Trustee shall, not later than 12:00 noon, New York City time, on the Distribution Date on which such amounts are deposited pay such Termination Proceeds to the Indenture Trustee for application under the Indenture Supplements.

     (e) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the entire amount distributed pursuant to Section 7.01 or 8.01 and all other amounts distributed to the Series 2002-CC Certificateholders on such date shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement with respect to the Series 2002-CC Certificates.

     SECTION 8.02. Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables Pursuant to Section 9.02 of the Agreement.

     (a) Not later than 12:00 noon, New York City time, on the Distribution Date following the date on which the Insolvency Proceeds are deposited into the Collection Account pursuant to Section 9.02(b) of the Agreement, the Trustee shall first (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) deduct an amount equal to the Invested Amount on such Distribution Date from the portion of the Insolvency Proceeds allocated to Allocable Principal Collections and such amount to the Indenture Trustee for application under the Indenture Supplements; provided that the amount of such deposit shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Allocable Principal Collections and (y) the Floating Allocation Percentage with respect to the related Collection Period. The remainder of the portion of the Insolvency Proceeds allocated to Allocable Principal Collections shall be allocated to the Seller's Interest and shall be released to the Seller on such Distribution Date.

     (b) Not later than 12:00 noon, New York City time, on such Distribution Date, the Trustee shall pay to the Indenture Trustee for application under the Indenture Supplements the portion of the Insolvency Proceeds allocated to Allocable Non-Principal Collections; provided that the amount of such payment shall not exceed (x) the product of (A) the portion of the Insolvency Proceeds allocated to Allocable Non-Principal Collections and (B) the Floating Allocation Percentage. The remainder of the portion of the Insolvency Proceeds allocated to Allocable Non-Principal Collections shall be allocated to the Seller's Interest and shall be released to the Seller on such Distribution Date.

     (c) Notwithstanding anything to the contrary in this Series Supplement or in the Agreement, the entire amount distributed pursuant to this Section and all other amounts distributed in full to the Series 2002-CC Certificateholders on the Distribution Date and any distribution made pursuant to this Section shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement with respect to Series 2002-CC.

                                  ARTICLE IX

                           Miscellaneous Provisions

     SECTION 9.01. Certain Permitted Actions, Amendments to the Agreement; Additional Covenants.

     (a) Notwithstanding anything to the contrary in the Agreement, funds on deposit in the Collection Account may be invested in any Eligible Investments (as that term is defined in this Series Supplement) that will mature so that funds collected in respect of the Receivables in a Collection Period will be available on or before the following Distribution Date.

     (b) Notwithstanding anything to the contrary in the Agreement, including
Section 2.07(c) thereof, the Seller shall not be required to make any deposit to the Collection Account in respect of the Repurchased Receivables Price of any receivables repurchased by the Seller from the Trust pursuant to such Section.

     (c) Notwithstanding anything to the contrary herein or in the Agreement, subject to the other limitations described in Section 4.03 of the Agreement, DCS need not deposit collections with respect to any Collection Period in the Collection Account until the related Distribution Date.

     (d) Unless otherwise agreed to by the Rating Agencies, notwithstanding anything to the contrary herein or in the Agreement, the Seller may from time to time, at its discretion, and subject only to the limitations specified in this paragraph, designate Additional Accounts to be added to the Trust. (Additional Accounts designated to be added to the Trust in accordance with the provisions of this Section 9.01(d) are referred to herein as "Automatic Additional Accounts".) On the Addition Date with respect to any Automatic Additional Accounts, the Trust shall purchase the Receivables in such Automatic Additional Accounts (and such Automatic Additional Accounts shall be deemed to be Accounts for purposes of the Agreement) as of the close of business on the applicable Additional Cut-Off Date, subject to the satisfaction of the following conditions:

          (i) such Automatic Additional Accounts shall be Eligible Accounts;

          (ii) the Seller shall, to the extent required by Section 4.03 of the Agreement, have deposited in the Collection Account all Collections with respect to such Automatic Additional Accounts since the Additional Cut-Off Date;

          (iii) no selection procedures believed by the Seller to be adverse to the interests of the Series 2002-CC Certificateholders were used in selecting such Automatic Additional Accounts;

          (iv) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to DCS or the Seller shall have occurred nor shall the transfer of the Receivables arising in the Automatic Additional Accounts to the Trust have been made in contemplation of the occurrence thereof;

          (v) the addition of the Receivables arising in the Automatic Additional Accounts shall not cause an early amortization event or any event that, after the giving of notice or the lapse of time, would constitute a early amortization event to occur with respect to any Series;

          (vi) on or before each Addition Date with respect to Automatic Additional Accounts, the Seller shall have delivered to the Trustee and the Rating Agencies (A) an Opinion of Counsel with respect to the Receivables in the Automatic Additional Accounts substantially in the form of Exhibit G-2 to the Agreement and (B) a Tax Opinion with respect to such addition;

          (vii) within ten Business Days of the date on which any such Receivables are added to the Trust, the Seller shall have delivered to the Trustee a written assignment and a computer file or a microfiche list containing a true and complete list of the related Automatic Additional Accounts specifying for each such Account its account number, the collection status, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account; and

          (viii) the Seller shall have delivered to the Trustee an Officer's Certificate of the Seller, dated the Addition Date, to the effect that conditions (i) through (v) and (vii) above have been satisfied.

     The Seller hereby represents and warrants to the Trust as of the related Addition Date as to the matters relating to it set forth in paragraphs (iii) and (iv) above and that the file or list described below is, as of the applicable Additional Cut-Off Date, true and complete in all material respects.

     In connection with the designation of Automatic Additional Account to be added to the Trust, the Seller shall deliver to the Trustee (i) the computer file or microfiche list required to be delivered pursuant to Section 2.01 of the Agreement with respect to such Automatic Additional Accounts and (ii) a duly executed, written Assignment (including an acceptance by the Trustee for the benefit of the Certificateholders), substantially in the form of Exhibit B to the Agreement.

     Unless each Rating Agency otherwise consents, the number of Automatic Additional Accounts added to the Trust with respect to any of the three consecutive Collection Periods beginning in January, April, July and October of each calendar year shall not exceed 8% of the number of Accounts as of the first day of the calendar year during which such Collection Periods commence and the number of Automatic Additional Accounts designated during any such calendar year shall not exceed 20% of the number of Accounts as of the first day of such calendar year. On or before the first business day of each Collection Period beginning in January, April, July and October of each calendar year, the Seller shall have requested and obtained notification from each Rating Agency of any limitations to the right of the Seller to designate Eligible Accounts as Automatic Additional Accounts during any period which includes such Collection Period. To the extent that Automatic Additional Accounts have been added to the Trust during the three consecutive Collection Periods ending in the calendar month prior to such date, on or before January 31, April 30, July 31, October 31 of each calendar year, the Trustee shall have received confirmation from each Rating Agency that the addition of all Automatic Additional Accounts included as Accounts during the three consecutive Collection Periods ending in the calendar month prior to such date shall not have resulted in any applicable Rating Agency reducing or withdrawing its rating of any outstanding Series or Class of Certificates. If such Rating Agency confirmation with respect to any Automatic Additional Accounts is not so received, such Automatic Additional Accounts will be removed from the Trust.

     (e) Each Holder of a Series 2002-CC Certificate, by such Holder's acceptance thereof, will be deemed to have consented to an amendment to the Agreement that incorporates the provisions of Sections 9.01(a), 9.01(b), 9.01(c) and 9.01(d).

     (f) Except for the conveyance hereunder to the Trustee and the transfer to the Indenture Trustee under the Indenture and the Indenture Supplements, the Seller will not sell, pledge, assign or transfer to any other Person any rights it might have to funds on deposit in the Excess Funding Account or Investment Proceeds with respect thereto.

     (g) Notwithstanding anything to the contrary in Section 12.02(c) of the Agreement, the following shall be applicable to the Series 2002-CC
Certificates:

     In the event that the Invested Amount is greater than zero on the Termination Date (after giving effect to deposits and distributions otherwise to be made on the Termination Date), the Trustee will sell or cause to be sold on the Termination Date Receivables (or interests therein) in an amount equal to 110% of the Invested Amount on the Termination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date); provided, however, that in no event shall such amount exceed the product of the Series 2002-CC Allocation Percentage (for the Collection Period in which the Termination Date occurs) of all the Receivables on the Termination Date. The proceeds (the "Termination Proceeds") from such sale shall be immediately deposited into the Collection Account for the benefit of the Series 2002-CC Certificateholders.

     SECTION 9.02. Ratification of Agreement. As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

     SECTION 9.03. Counterparts. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts) each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 9.04. Dealer Concentrations. So long as this Series 2002-CC shall be outstanding, on the last day of each Collection Period, the Servicer shall, for purposes of determining the Required Participation Percentage, determine
(a) if the aggregate amount of Principal Receivables due from either AutoNation, Inc. [and its affiliates] or United Auto Group, Inc. [and its affiliates] at the close of business on such last day is greater than 4% of the Pool Balance on such last day and (b) if the aggregate amount of Principal Receivables due from any other Dealer or group of affiliated Dealers at the close of business on such last day is greater than 1.5% of the Pool Balance on such last day. The Servicer shall promptly provide the Trustee and the Indenture Trustee a report setting forth the basis for such determination. The Trustee upon request from any Rating Agency will make such report available to such Rating Agency.

     SECTION 9.05. The Certificates. Notwithstanding anything to the contrary in the Agreement, each of the Series 2002-CC Certificates may be executed by manual or facsimile signature on behalf of the Seller by any assistant secretary of the Seller. The Series 2002-CC Certificates shall constitute a medium for investment and a "security" within the meaning of Article 8 of the UCC of the State of New York and each other applicable jurisdiction.

     SECTION 9.06. GOVERNING LAW. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

                                   DAIMLERCHRYSLER WHOLESALE
                                   RECEIVABLES LLC, by CHRYSLER
                                   FINANCIAL RECEIVABLES CORPORATION,
                                   a member,



                                   by:
                                      -----------------------------------------
                                      Name:
                                      Title:



                                   DAIMLERCHRYSLER SERVICES NORTH
                                   AMERICA LLC, as Servicer,



                                   by:
                                     -----------------------------------------
                                     Name:
                                     Title:



                                   THE BANK OF NEW YORK,
                                   as Trustee,



                                   by:
                                      -----------------------------------------
                                      Name:
                                     Title:

                                                                     EXHIBIT A


                             [FORM OF CERTIFICATE]

                              FACE OF CERTIFICATE



REGISTERED

Certificate No. R-[                                   CUSIP NO. [            ]


                         CARCO AUTO LOAN MASTER TRUST


              AUTO LOAN ASSET BACKED CERTIFICATES, SERIES 2002-CC

             evidencing a fractional undivided interest in certain
                                 assets of the

                         CARCO AUTO LOAN MASTER TRUST

the corpus of which consists primarily of wholesale (i.e., dealer floorplan) receivables (the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving financing arrangements (the "Accounts") of DaimlerChrysler Services North America LLC meeting certain eligibility criteria. This certificate ("Certificate") does not represent an interest in, or obligation of, DaimlerChrysler Wholesale Receivables LLC (the "Seller" or "DCWR"), DaimlerChrysler Services North America LLC or any affiliate thereof.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement referred to on the reverse side hereof or be valid for any purpose.

     This Certificate shall constitute a medium for investment and a "security" within the meaning of Article 8 of the Uniform Commercial Code of the State of New York and each other applicable jurisdiction.

     THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATION LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Seller has caused this Certificate to be duly executed.

                                   DAIMLERCHRYSLER WHOLESALE
                                   RECEIVABLES LLC, by CHRYSLER
                                   FINANCIAL RECEIVABLES CORPORATION,
                                   a member



                                   by
                                     -----------------------------------------
                                     Name:
                                     Title:



Dated:



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates described in the within-mentioned Pooling and Servicing Agreement.

THE BANK OF NEW YORK
as Trustee,



by
  ----------------------------------
   Authorized Officer

                            REVERSE OF CERTIFICATE


     This certifies that [name of Indenture Trustee] (the "Series 2002-CC Certificateholder"), is the registered owner of a fractional undivided interest in certain assets of the CARCO AUTO LOAN MASTER TRUST (the "Trust") created pursuant to an Amended and Restated Pooling and Servicing Agreement dated as of December 5, 2001 (as amended and supplemented from time to time, the "P&S") among DaimlerChrysler Wholesale Receivables LLC (the "Seller"), DaimlerChrysler Services North America LLC, as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"), as supplemented by the Series 2002-CC Supplement dated as of [ ], 2002 among the Seller, the Servicer and the Trustee (the "Series Supplement"), that are allocated to the Series 2002-CC Certificateholders' Interest pursuant to the P&S and the Series Supplement. The P&S and the Series Supplement are hereinafter collectively referred to as the "Pooling and Servicing Agreement".

     The corpus of the Trust will include (a) all of the Seller's right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by the Seller at the close of business on the Cut-Off Date, in the case of the Initial Accounts, and on the applicable Additional Cut-Off Date, in the case of Additional Accounts, and all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-315 of the UCC as in effect in the State of Michigan and Recoveries) thereof, (b) all of the Seller's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Purchase Agreement, (c) all of the Seller's right, title and interest in, to and under the Receivables in each Account (other than any newly created Receivables in any Designated Account) and all Collateral Security with respect thereto owned by the Seller at the close of business on each Transfer Date and not theretofore conveyed to the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-315 of the UCC as in effect in the State of Michigan and Recoveries) thereof, (d) all monies on deposit in, and Eligible Investments or other investments credited to, the Collection Account or any Series Account, (e) any Enhancements and (f) all other assets and interests constituting the Trust. In addition to the Certificates, the Seller's Certificate will be issued pursuant to the Pooling and Servicing Agreement which will represent the Seller's Interest in the Trust. The Seller's Certificate will represent the interest in the Trust Assets not represented by the Investor Certificates.

     The Receivables consist of advances made directly or indirectly by DaimlerChrysler Services North America LLC to domestic automobile dealers franchised by DaimlerChrysler Corporation or any other automobile manufacturers.

     Subject to the terms and conditions of the Pooling and Servicing Agreement, the Seller may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates, which will represent fractional undivided interests in certain of the Trust Assets.

     This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement to which, as amended and supplemented from time to time, the Series 2002-CC Certificateholder by virtue of the acceptance hereof assents and is bound. Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth



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below, this Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Pooling and Servicing Agreement (without schedules and exhibits) may be requested from the Trustee by writing to the Trustee at The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Office. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

     The Seller has entered into the Pooling and Servicing Agreement and the Series 2002-CC Certificates have been (or will be) issued with the intention that the Series 2002-CC Certificates will qualify under applicable tax law as indebtedness of the Seller secured by the Receivables. The Seller, each Beneficiary and each Certificateholder and Certificate Owner, by the acceptance of its Certificate or Book-Entry Certificate, as applicable, agrees to treat the Series 2002-CC Certificates as indebtedness of the Seller secured by the Receivables for Federal income taxes, state and local income, single business and franchise taxes and any other taxes imposed on or measured by income.

     On each Distribution Date, the Trustee shall distribute to each Series 2002-CC Certificateholder of record at the close of business on the day preceding such Distribution Date (each a "Record Date") such Certificateholder's pro rata share (based on the aggregate fractional undivided interest represented by the Series 2002-CC Certificates held by such Certificateholder, except as otherwise provided in the Pooling and Servicing Agreement) of such amounts on deposit in the Collection Account and the Excess Funding Account as are payable in respect of the Series 2002-CC Certificates pursuant to the Pooling and Servicing Agreement. Distributions with respect to this Certificate will be made by the Trustee by check mailed to the address of the Certificateholder of record appearing in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation thereon (except for the final distribution in respect of this Certificate) except that with respect to Series 2002-CC Certificates registered in the name of Indenture Trustee, distributions will be made in immediately available funds. Final payment of this Certificate will be made only upon presentation and surrender of this Certificate at the office or agency specified in the notice of final distribution delivered by the Trustee to the Series 2002-CC Certificateholder in accordance with the Pooling and Servicing Agreement.

     On any Distribution Date on or after the Distribution Date on which the Notes of each series under the Indenture have been paid in full, the Servicer shall have the option to purchase the entire Series 2002-CC Certificateholders' Interest in the Trust at a purchase price equal to the Reassignment Amount using funds on deposit in the Excess Funding Account and amounts on deposit in the Collection Account as are payable to the Series 2002-CC Certificateholders or, to the extent of any insufficiency of such funds (the "Insufficiency Amount"), funds in an amount equal to the Insufficiency Amount provided by DaimlerChrysler Services North America LLC.

     This Certificate does not represent an obligation of, or an interest in, DaimlerChrysler Corporation, the Seller, the Servicer, or any affiliate of any of them and is not insured or guaranteed by any governmental agency or instrumentality. This Certificate is limited in right of



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payment to certain Collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement may be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Trustee, without the consent of any of the Series 2002-CC Certificateholders, so long as any such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Certificateholders of any outstanding Series. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under the Pooling and Servicing Agreement or otherwise. Notwithstanding anything contained therein to the contrary, the Trustee, with the consent of any Enhancement Providers, may at any time and from time to time amend, modify or supplement the form of Distribution Date Statement.

     The Pooling and Servicing Agreement may also be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Trustee with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Investor Certificateholders; provided, however, that no such amendment to the Pooling and Servicing Agreement shall (i) reduce in any manner the amount of or delay the timing of distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed without the consent of each such affected Investor Certificateholder; (ii) change the definition or the manner of calculating any Certificateholder's interest without the consent of each affected Investor Certificateholder; (iii) reduce the amount available under any Enhancement without the consent of each affected Investor Certificateholder; (iv) adversely affect the rating of any Series or class by each Rating Agency without the consent of the holders of certificates of such Series or class evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of such Series or class; or (v) reduce the aforesaid percentage required to consent to any such amendment without the consent of all Investor Certificateholders. The Pooling and Servicing Agreement may not be amended in any manner which adversely affects the interests of any Enhancement Provider without its prior consent.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized, and thereupon one or more new Series 2002-CC Certificates of authorized denominations evidencing the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

     The Series 2002-CC Certificates are issuable only as registered certificates without coupons in denominations specified in the Pooling and Servicing Agreement.



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     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Series 2002-CC Certificates are exchangeable for new Series 2002-CC Certificates evidencing like aggregate fractional undivided interests as requested by the Certificateholder surrendering such Certificates. No service charge may be imposed for any such exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     The Servicer, the Trustee, the Transfer Agent and Registrar and any agent of any of them, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Servicer nor the Trustee, the Transfer Agent and Registrar, nor any agent of any of them, shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.



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                                  ASSIGNMENT



Social Security or other identifying number of assignee

___________________________________




     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________________
                        (name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.


Dated: __________________                         ____________________________*
                                                  Signature Guaranteed:

                                                  ____________________________

_________________
(*) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the reverse of the within Certificate in every particular, without alteration, enlargement or any change whatsoever.